Exhibit 5.1



                                                     July 5, 2002


Video Network Communications, Inc.
50 International Drive
Portsmouth, New Hampshire  03801

                           Re: Video Network Communications, Inc.
                               Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as special counsel to Video Network Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration of an additional 2,000,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), issuable pursuant to the Video Network Communications, Inc. 1999 Stock Incentive Plan, as amended (the "Plan"). As amended, the Plan provides for the discretionary grant of shares of Common Stock ("Stock Awards"), stock options ("Options") and stock appreciation rights ("SARs") with respect to an aggregate of 1,600,000 shares of Common Stock.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-8 (File No. 333-95799) as filed with the Securities and Exchange Commission (the "Commission") on on January 31, 2000 under the Act; (ii) the Registration Statement on Form S-8 as filed with the Commission on the date hereof under the Act (the "Registration Statement"); (iii) a specimen certificate representing the Common Stock; (iv) the Fourth Amended and Restated Certificate of Incorporation, as amended, of the Company, as presently in effect; (v) the Amended and Restated By-Laws of the Company, as presently in effect; (vi) the Plan; (vii) certain resolutions of the Board of Directors of the Company relating to the Plan and related matters; (viii) the proxy statement on Schedule 14A as filed with the Commission on January 14, 2002 and mailed to the stockholders of the Company in connection with the Special Meeting of Stockholders of the Company held on February 4, 2002 (the "Special Meeting"), relating to, among other things, an amendment of the Plan; and (ix) the Inspector of Election Report relating the adoption of the amendment to the Plan by the Company's stockholders at the Special Meeting.

                  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have assumed that the certificates representing the Common Stock will be manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us. We have also assumed that each award agreement setting forth the terms of each grant of Options, SARs or other awards under the Plan will be consistent with the Plan, and will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Common Stock delivered pursuant to the Plan will be in an amount at least equal to the par value of such Common Stock.

                  We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when Stock Awards are issued, or Shares are issued upon exercise of Options or SARs pursuant to the terms and conditions of the Plan, such Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                  Very truly yours,

                                 /s/ Skadden, Arps, Slate, Meagher & Flom LLP